                               EXHIBIT 10.27(a)
                          ----------------------------

                            JOINT VENTURE AGREEMENT

                                    BETWEEN

                          ADVANCED MICRO DEVICES, INC.

                                      AND

                                FUJITSU LIMITED
                          ----------------------------

   Confidential portions of this document have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                            JOINT VENTURE AGREEMENT


                               TABLE OF CONTENTS

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Article 1.      DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . .  2
                Section 1.1  "AMD INVESTMENT AGREEMENT". . . . . . . . . .  2
                Section 1.2  "APPLICABLE LAW". . . . . . . . . . . . . . .  2
                Section 1.3  "ARTICLES OF INCORPORATION" . . . . . . . . .  2
                Section 1.4  "ASSOCIATED AGREEMENTS" . . . . . . . . . . .  2
                Section 1.5  "BOARD OF DIRECTORS". . . . . . . . . . . . .  2
                Section 1.6  "BUSINESS PLAN" . . . . . . . . . . . . . . .  2
                Section 1.7  "COMBINED FINANCIAL
                              CONTRIBUTION". . . . . . . . . . . . . . . .  3
                Section 1.8  "CONFIDENTIAL INFORMATION". . . . . . . . . .  3
                Section 1.9  "EFFECTIVE DATE". . . . . . . . . . . . . . .  3
                Section 1.10  "EPROM". . . . . . . . . . . . . . . . . . .  3
                Section 1.11  "FLASH MEMORY" . . . . . . . . . . . . . . .  3
                Section 1.12  "FUJITSU INVESTMENT AGREEMENT" . . . . . . .  4
                Section 1.13  "GOVERNMENTAL APPROVALS" . . . . . . . . . .  4
                Section 1.14  "GOVERNMENTAL AUTHORITY" . . . . . . . . . .  4
                Section 1.15  "INDEPENDENT ACCOUNTING FIRM". . . . . . . .  4
                Section 1.16  "INVESTMENT AGREEMENTS". . . . . . . . . . .  4
                Section 1.17  "JOINT DEVELOPMENT AGREEMENT". . . . . . . .  4
                Section 1.18  "JOINT VENTURE LICENSE
                               AGREEMENT". . . . . . . . . . . . . . . . .  5
                Section 1.19  "JV PRODUCT" . . . . . . . . . . . . . . . .  5
                Section 1.20  "LAND LEASE" . . . . . . . . . . . . . . . .  5
                Section 1.21  "NONDISCLOSURE AGREEMENTS" . . . . . . . . .  5
                Section 1.22  "PERCENTAGE INTEREST". . . . . . . . . . . .  5
                Section 1.23  "REGULATIONS OF THE BOARD OF
                               DIRECTORS". . . . . . . . . . . . . . . . .  5
                Section 1.24  "TECHNOLOGY CROSS-LICENSE
                               AGREEMENT". . . . . . . . . . . . . . . . .  5

Article 2.      INCORPORATION. . . . . . . . . . . . . . . . . . . . . . .  5
                Section 2.1  Formation of JV . . . . . . . . . . . . . . .  5
                Section 2.2  The Name of JV. . . . . . . . . . . . . . . .  5
                Section 2.3  Articles of Incorporation . . . . . . . . . .  6
                Section 2.4  Capital Contributions . . . . . . . . . . . .  6
                Section 2.5  Reimbursement of Incorporation
                             Expenses. . . . . . . . . . . . . . . . . . .  7

Article 3.      MANAGEMENT OF JV . . . . . . . . . . . . . . . . . . . . .  7
                Section 3.1  Meetings and Resolutions of
                             Shareholders. . . . . . . . . . . . . . . . .  7
                Section 3.2  Election of Directors and
                             Statutory Auditors. . . . . . . . . . . . . .  8
                Section 3.3  Representative Directors and
                             Directors with Titles . . . . . . . . . . . .  9
                Section 3.4  Meetings and Resolutions of the
                             Board of Directors. . . . . . . . . . . . . .  9
                Section 3.5  Statement of Policy.. . . . . . . . . . . . . 12



                Section 3.6  Manufacturing Activity. . . . . . . . . . . . 12
                Section 3.7  [CONFIDENTIAL INFORMATION
                OMITTED AND FILED SEPARATELY WITH THE
                SECURITIES AND EXCHANGE COMMISSION]. . . . . . . . . . . . 13
                Section 3.8  Accounting and Reporting
                             Obligations . . . . . . . . . . . . . . . . . 13

Article 4.  RIGHTS AND OBLIGATIONS OF THE PARTIES. . . . . . . . . . . . . 15
                Section 4.1  Financing . . . . . . . . . . . . . . . . . . 15
                Section 4.2  Land Lease. . . . . . . . . . . . . . . . . . 15
                Section 4.3  Transfer of Shares;
                             Right of First Refusal. . . . . . . . . . . . 17
                Section 4.4  Transfer of Fujitsu Employees . . . . . . . . 19
                Section 4.5  Transfer and Assignment of AMD
                             Employees . . . . . . . . . . . . . . . . . . 19
                Section 4.6  Confidentiality . . . . . . . . . . . . . . . 19

Article 5.  ASSOCIATED AGREEMENTS. . . . . . . . . . . . . . . . . . . . . 22

Article 6.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . 23

                Section 6.1  Representations and Warranties of
                             Fujitsu . . . . . . . . . . . . . . . . . . . 23
                Section 6.2  Representations and Warranties
                             of AMD. . . . . . . . . . . . . . . . . . . . 24

Article 7.  TERM AND TERMINATION . . . . . . . . . . . . . . . . . . . . . 26
                Section 7.1  Effective Date. . . . . . . . . . . . . . . . 26
                Section 7.2  Term. . . . . . . . . . . . . . . . . . . . . 26
                Section 7.3  Triggering Events . . . . . . . . . . . . . . 27
                Section 7.4. Causes of Dissolution . . . . . . . . . . . . 28
                Section 7.5. Election of Non-Triggering
                             Party . . . . . . . . . . . . . . . . . . . . 29
                Section 7.6  Noncompetition; Nonsolicitation . . . . . . . 29
                Section 7.7. Name. . . . . . . . . . . . . . . . . . . . . 30
                Section 7.8. Rights Under Associated
                             Agreements. . . . . . . . . . . . . . . . . . 30

Article 8.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . 31
                Section 8.1.  Force Majeure. . . . . . . . . . . . . . . . 31
                Section 8.2.  Assignment . . . . . . . . . . . . . . . . . 31
                Section 8.3.  Survival . . . . . . . . . . . . . . . . . . 31
                Section 8.4.  Notices. . . . . . . . . . . . . . . . . . . 32
                Section 8.5.  Export Control . . . . . . . . . . . . . . . 33
                Section 8.6.  Arbitration. . . . . . . . . . . . . . . . . 34
                Section 8.7.  Entire Agreement . . . . . . . . . . . . . . 35
                Section 8.8.  Modification . . . . . . . . . . . . . . . . 35
                Section 8.9.  Announcement . . . . . . . . . . . . . . . . 35
                Section 8.10. Severability . . . . . . . . . . . . . . . . 35
                Section 8.11. No Waiver. . . . . . . . . . . . . . . . . . 36
                Section 8.12. Governing Law. . . . . . . . . . . . . . . . 36
                Section 8.13. Language . . . . . . . . . . . . . . . . . . 36
                Section 8.14. No Agency. . . . . . . . . . . . . . . . . . 36
                Section 8.15. No Third Party Beneficiaries . . . . . . . . 37
                Section 8.16. Headings . . . . . . . . . . . . . . . . . . 37



                Section 8.17. Construction and Reference . . . . . . . . . 37
                Section 8.18. Governmental Approvals . . . . . . . . . . . 37
                Section 8.19. Counterparts . . . . . . . . . . . . . . . . 37

                            JOINT VENTURE AGREEMENT

     Joint Venture Agreement ("Agreement") dated as of
March 30, 1993, by and between ADVANCED MICRO
DEVICES, INC. ("AMD"), a Delaware corporation having its principal place of business at 901 Thompson Place, Sunnyvale, California 94088-3453, U.S.A., and FUJITSU LIMITED ("Fujitsu"), a Japanese corporation having its registered place of business at 1015 Kamikodanaka, Nakahara-ku, Kawasaki-shi, Kanagawa-ken 211, Japan.

                                 INTRODUCTION

     A. AMD is engaged in the manufacture and sale of integrated circuit devices and has a wide and rich experience in this field of industry.

     B. Fujitsu is also engaged in the manufacture and sale of integrated circuit devices and has a wide and rich experience in this field of industry.

     C. AMD and Fujitsu desire to form a company with limited liability (kabushiki kaisha) under the laws of Japan ("JV") for the purpose of manufacturing certain integrated circuit devices, such as certain densities of erasable programmable read only memory ("EPROM") and flash memory ("Flash Memory") as more specifically defined by this Agreement.

     D. AMD and Fujitsu desire to collaborate in developing certain process technologies and designs to be utilized in connection with such EPROM and Flash Memory.

     E. AMD and Fujitsu desire to license to JV and to cross-license to each other certain technologies which are necessary for JV to manufacture such integrated circuit devices.

     ACCORDINGLY, in consideration of the foregoing premises and the covenants contained herein, the parties agree as follows:

Article 1.      DEFINITIONS.

     For the purpose of this Agreement, the following terms shall have the meanings hereinafter set forth:

     Section 1.1 "AMD INVESTMENT AGREEMENT" shall have the meaning set forth in Section 5.E.

     Section 1.2 "APPLICABLE LAW" shall mean, with respect to a party, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to such party or its properties, business or assets.

     Section 1.3 "ARTICLES OF INCORPORATION" shall mean articles of incorporation of JV written in the Japanese language and attached hereto as Exhibit A-1, as amended from time to time.
For the convenience of the parties an English translation of the Articles of Incorporation is attached hereto as Exhibit A-2.

     Section 1.4 "ASSOCIATED AGREEMENTS" shall have the meaning ascribed to such term in Article 5.

     Section 1.5 "BOARD OF DIRECTORS" shall mean the board of directors of JV as from time to time constituted pursuant to the terms of this Agreement.

     Section 1.6 "BUSINESS PLAN" shall mean a business plan of JV agreed to in writing by both parties hereto, as from time to time amended by a resolution of the Board of Directors.

     Section 1.7 "COMBINED FINANCIAL CONTRIBUTION" shall mean, with respect to a party, the sum of (i) capital contributions made by such party pursuant to Section 2.4, (ii) loans to JV guaranteed by such party pursuant to Sections 4.1.C. and 4.1.D. and (iii) loans made directly to, or otherwise arranged by, such party pursuant to Section 4.1.E.

     Section 1.8 "CONFIDENTIAL INFORMATION" shall mean any trade secrets, know-how, data, formulas, processes, intellectual property or other information, tangible or intangible, of one party that becomes known by the other party.

     Section 1.9 "EFFECTIVE DATE" shall mean the latest to occur of (a) the date of this Agreement, (b) the date on which all requisite Governmental Approvals have been obtained, or (c) the first date on which all of the Associated Agreements, other than the Joint Venture License Agreement, are in effect.

     Section 1.10 "EPROM" or "Electrically Programmable Read Only Memory" shall mean a non-volatile semiconductor memory device incorporating floating gate structure cells, which device is electrically programmable and erasable by using ultraviolet light. The device mainly consists of such floating gate structure cells with auxiliary logic circuits, if any, when such logic circuits are used solely for memory operation or interface to other products. OTPROM or One Time PROM, which is a certain non-volatile semiconductor device incorporating the same chip as EPROM and packaged without transparent windows for ultraviolet light, shall be included in the definition of EPROM.

     Section 1.11 "FLASH MEMORY" shall mean a non-volatile semiconductor memory device incorporating floating gate structure cells, which device is programmable and erasable by electrically injecting and electrically discharging electric charges into and from floating gates. The device mainly consists of such floating gate structure cells, with auxiliary logic circuits, if any, when such logic circuits are used solely for memory operation or interface to other products.

     Section 1.12 "FUJITSU INVESTMENT AGREEMENT" shall have the meaning set forth in Section 5.D.

     Section 1.13 "GOVERNMENTAL APPROVALS" means all approvals, consents, authorizations and similar actions from all Governmental Authorities that the parties agree are desirable in order to consummate the transactions contemplated hereunder or under any of the Associated Agreements.

     Section 1.14 "GOVERNMENTAL AUTHORITY" shall mean any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, court, government or self-regulatory organization, commission, tribunal, organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

     Section 1.15 "INDEPENDENT ACCOUNTING FIRM" shall mean a certified public accountant at audit firm qualified under the Japanese Certified Public Accountants Act, Law No. 103, 1948, as amended.

     Section 1.16 "INVESTMENT AGREEMENTS" shall have the meaning set forth in Section 5.E.

     Section 1.17 "JOINT DEVELOPMENT AGREEMENT" shall have the meaning set forth in Section 5.A.

     Section 1.18 "JOINT VENTURE LICENSE AGREEMENT" shall have the meaning set forth in Section 5.C.

     Section 1.19 "JV PRODUCT" shall mean any product listed as a JV Product in the Joint Development Agreement, or so designated by the Board of Directors.

     Section 1.20 "LAND LEASE" shall have the meaning set forth in Section 4.2.A.

     Section 1.21  "NONDISCLOSURE AGREEMENTS" shall mean the
Nondisclosure Agreements between Fujitsu and AMD dated March 12,
1992 and July 20, 1992 and the Confidentiality Agreement between
Fujitsu and AMD dated October 16, 1992.

     Section 1.22 "PERCENTAGE INTEREST" shall mean with respect to a party, the percentage of JV's issued and outstanding shares held by such party.

     Section 1.23 "REGULATIONS OF THE BOARD OF DIRECTORS" shall have the meaning set forth in Section 3.4.F.

     Section 1.24 "TECHNOLOGY CROSS-LICENSE AGREEMENT" shall have the meaning set forth in Section 5.B.

 Article 2.  INCORPORATION.

     Section 2.1  Formation of JV.  Promptly following the
Effective Date, the parties shall form JV in Japan for the purpose of the production, marketing and sale of JV Products.

     Section 2.2 The Name of JV. The name of JV shall be as set forth in the Articles of Incorporation in Japanese and "Fujitsu AMD Semiconductor Limited" in English. Fujitsu shall file a temporary application for registration to reserve JV's Japanese name in Japan.

     Section 2.3 Articles of Incorporation. The Articles of Incorporation are hereby incorporated herein and made a part hereof. In the event of any ambiguity or conflict arising between the terms and conditions of this Agreement and those of the Articles of Incorporation, to the extent legally permissible, the terms and conditions of this Agreement shall prevail.

     Section 2.4  Capital Contributions.

          A.  As soon as practicable following the Effective
Date, each party shall purchase shares of common stock of JV as follows:

 Party        Number of Shares     Consideration
 -----        ----------------     -------------
 Fujitsu          1,001             Y50,050,000
 AMD                999             Y49,950,000

          B. Pursuant to a separate schedule to be agreed between the parties, the parties shall make additional capital contributions to JV until the parties' aggregate capital contributions reach Y40,000,000,000, and JV shall issue additional shares reflecting such contributions. Additional contributions shall be made by the parties in cash, in proportion to their respective Percentage Interests.

          C. The authorized capital of JV shall initially be Y400,000,000, to be represented by 8,000 shares of common stock with a par value of Y50,000 each. Thereafter, the authorized capital of JV shall be increased from time to time in accordance with a schedule to be agreed upon between the parties. As specified in the Business Plan, the maximum authorized capital of JV shall be Y40,000,000,000, to be represented by 800,000 shares of such common stock.

          D. Unless otherwise agreed by both parties, Fujitsu shall hold 50.05%, and AMD 49.95%, of the issued and outstanding shares of JV. In the event that new shares of JV are issued, each of the parties shall have the right to purchase such shares in an amount that is proportionate to its respective Percentage Interest.

     Section 2.5 Reimbursement of Incorporation Expenses. JV shall reimburse Fujitsu for expenses incurred directly by Fujitsu in connection with the incorporation of JV to the extent permitted under the laws of Japan.

 Article 3.  MANAGEMENT OF JV.

     Section 3.1  Meetings and Resolutions of
                  Shareholders.

          A. Each party, in its capacity as a shareholder, shall have the right from time to time to call a meeting of the shareholders.

          B. The quorum required for a meeting of the shareholders shall be shareholders representing, in person or by proxy, not less than two thirds (2/3) of the total number of issued and outstanding shares of JV.

          C. Unless otherwise required by the laws of Japan or otherwise explicitly provided herein, no shareholders' resolutions shall be effective unless adopted by the affirmative votes of shareholders holding a majority of the shares present at a meeting of the shareholders.

          D. Resolutions with respect to the following matters shall be adopted by the affirmative vote of shareholders
[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION] of the issued and outstanding shares of JV:

              (1) [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

              (2) [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

          E. Interpreters may attend meetings of shareholders upon the request of either party.

     Section  3.2  Election of Directors and Statutory
                   Auditors.

        A. JV shall be administered by a Board of Directors composed of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] directors, [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] directors of whom shall be nominated by AMD, and [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of whom shall be [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of whom shall be nominated by Fujitsu.

          B. If a vacancy occurs on the Board of Directors, a new director shall be nominated by the party that nominated the director whose office has been vacated, and an election to fill such vacancy shall be held at a shareholders' meeting to be called without delay.

          C.  JV shall have two (2) statutory auditors
(kansayaku), [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]. The full-time statutory auditor (jookin kansayaku) shall be the statutory auditor nominated by Fujitsu.

          D. The parties agree to exercise their respective voting rights as shareholders of JV so as to ensure that the persons nominated as directors and statutory auditors by the parties are elected.

          E. Each individual nominated by one party as a director or statutory auditor shall be subject to the reasonable approval of the other party.

     Section 3.3  Representative Directors and
                  Directors with Titles.

          A. JV shall have a chairman and a vice chairman, each of whom shall be a representative director. The chairman shall be nominated by Fujitsu and the vice chairman by AMD.

          B. Two full-time standing directors (jookin torishimariyaku) shall be elected from among the directors nominated by Fujitsu. The Board of Directors shall determine whether such full-time standing directors shall be representative directors and/or directors with titles such as president, executive vice president, executive director or managing director.

          C. Each of the parties shall cause the directors it has nominated to exercise their voting rights as members of the Board of Directors so as to effect the election of the chairman, vice chairman, representative directors and directors with titles in accordance with Sections 3.3.A. and B. above.

     Section 3.4  Meetings and Resolutions of the Board
                  of Directors.

          A. A regular meeting of the Board of Directors shall be held once each calendar quarter.

          B. The chairman, the vice chairman, or any two directors acting together shall have the right to call, from time to time, a special meeting of the Board of Directors.

          C. The quorum required for a meeting of the Board of Directors shall be two thirds (2/3) of all the directors of JV.

          D. Resolutions of the Board of Directors shall be adopted by the affirmative vote of a majority of the members of the Board of Directors present at a meeting, except as provided in Section 3.4.E. below.

          E. Resolutions with respect to the following matters shall be adopted by the affirmative vote of [CONFIDENTIAL
INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION] of the entire Board of Directors:

          (1) [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

          (2) [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

          (3) [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

          (4) [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

          (5) Approval of:

              a.  [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION];

              b.  [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION];

              c.  [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION];

              d.  [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION];

              e.  [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION];

              f.  [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION];

              g.  [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION];

              h.  [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION];

          (6)  [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

          (7)  [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

          (8)  [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

          (9)  [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

          (10)  [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

          (11)  [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

          F. Following the formation of JV, the Board of Directors shall adopt Regulations of the Board of Directors written in the Japanese language, in the form of Exhibit B-1 hereto (the "Regulations of the Board of Directors"). For the convenience of the parties, an English translation of such Regulations is attached hereto as Exhibit B-2.

          G. When any issue cannot be resolved by the Board of Directors at two consecutive meetings, the managements of AMD and of Fujitsu (Electronic Devices Group, or its successor) shall consult with each other in a good faith attempt to resolve such issue.

          H. Interpreters may attend meetings of the Board of Directors upon the request of either party.

     Section 3.5  Statement of Policy.

          A. The business and affairs of JV shall be carried on and conducted in a sound, prudent and constructive manner for the purpose of building a successful and financially strong JV corporation.

          B. The day-to-day operations of JV shall be managed by the full-time standing directors nominated and elected under
Section 3.3.B. above. Such operations shall be conducted in accordance with this Agreement, the Business Plan and the operating and capital budgets approved by the Board of Directors.

     Section 3.6 Manufacturing Activity. JV shall construct a semiconductor wafer fabrication facility capable of mass production with eight-inch wafer line, and shall manufacture JV
Products in accordance with the Business Plan.

     Section 3.7  [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

     Section 3.8  Accounting and Reporting
                  Obligations.

          A. JV's fiscal year shall be the twelve (12) month period ending on March 31. Japanese accounting principles shall be adopted.

          B. JV shall provide the following reports and statements to the parties in English and Japanese within the time periods set forth below:

         (i) Within twenty (20) days after the closing of each month, a report on booking and billing monthly results, balance sheet, profit and loss statement, cash flow, head count and business operations.

        (ii) Within thirty (30) days after the closing of each quarter, a report on booking and billing quarterly results, balance sheet, profit and loss statement, cash flow, head count, financial change and business operations.

       (iii) Within three (3) months after the end of each fiscal year, a report on booking and billing annual results, balance sheet, profit and loss statement, cash flow, inventory of major properties, head count, shareholders' equity, business operation, and annual proposals governing appropriation of profits or covering losses.

          C.  The parties agree that JV shall designate Fujitsu's
Independent Accounting Firm, as approved by Fujitsu's shareholders, as the Independent Accounting Firm of JV, unless otherwise determined by the affirmative vote of shareholders holding not less than two-thirds (2/3) of the issued and outstanding shares of JV.

          D. The annual accounting report of JV shall be audited at the expense of JV by its Independent Accounting Firm in accordance with the laws of Japan.

          E. Each party shall, upon reasonable written notice to JV and to the other party, have access to JV's books, records, procedures, employees and similar sources of data and information concerning JV's financial operations.

          F. Upon reasonable written notice to JV and the other party, but not more often than once every twelve (12) months, each party shall have a right to perform a special audit of JV by independent outside auditors, at that party's own cost. In addition, upon such reasonable notice each party shall have the right to perform or have performed, at that party's own cost, such audits as are necessary to meet such party's financial reporting obligations.

          G. The JV shall provide to each party full access to the books and records of JV, and shall provide to each party the accounting information such party requires to comply with its own financial reporting requirements, provided that any cost involved in providing such information shall be paid by the requesting party.

          H. The JV shall have the right, and each party hereto shall have the right to compel JV, to have independent outside auditors, upon reasonable written notice to the other party and not more than once each twelve (12) months, at JV's cost, examine the books and records of the other party for the purpose of auditing the calculation of sales proceeds or any amounts due to JV.

 Article 4.  RIGHTS AND OBLIGATIONS OF THE PARTIES.

     Section 4.1  Financing.

          A. Except as otherwise explicitly agreed, the parties shall bear equal responsibility for financing JV.

          B. Both parties recognize that, in addition to the capital contributions made pursuant to Section 2.4 above, JV will need additional sums for working capital and for long term capital, which shall be borrowed by JV pursuant to arrangements to be made by the parties.

          C. Until JV becomes self-financing, the parties shall guarantee third-party loans made to JV in proportion to their respective Percentage Interests.

          D. Both parties shall use their best efforts to arrange for JV to receive loans from Japanese government-related financial institutions for JV's long-term capital. Such loans shall be guaranteed by the parties in proportion to their respective Percentage Interests.

          E. In the event that JV is unable to secure necessary financing, the parties themselves shall advance the necessary funds to JV, each party lending that portion of the required amount which is proportionate to such party's Percentage Interest. Each party may arrange third-party financing, with or without such party's guaranty, in lieu of any such advance.

     Section 4.2  Land Lease.

          A. JV shall construct its semiconductor wafer fabrication facility on land to be leased from Fujitsu pursuant to a 30-year lease (the "Land Lease"), which lease may be renewed for additional terms in accordance with Japan's Land and House Leasing Act of 1991, as amended, and the terms and conditions of such lease agreement.

          B. (i) If all, or substantially all, of the assets of JV are to be offered for sale (whether in connection with a dissolution of JV or otherwise) Fujitsu shall have the right to purchase JV's fabrication facility at a price equal to the book value of such facility, as determined by JV's Independent Accounting Firm as of the close of the preceding quarter, and shall be given written notice of such intended sale not less than one hundred and twenty (120) days prior to any such offering for sale. Fujitsu shall either exercise or decline to exercise such right, by a written statement delivered within one hundred and twenty (120) days following the receipt of such notice. Failure to deliver such notice within such period shall be considered a declination by Fujitsu. If Fujitsu declines to exercise such right to purchase, it will consent to the assignment of JV's interest under the Land Lease to the purchaser of such assets.

              (ii) AMD will take all action necessary to assure that if it transfers shares of JV to any person or entity other than Fujitsu or a wholly-owned subsidiary of Fujitsu, the transferee shall agree in writing that Fujitsu shall be entitled to exercise a right of first refusal to acquire all, but not less than all, of the JV shares to be so transferred, at the purchase price at which the transferee intends to sell such shares. AMD agrees to review with Fujitsu the precise language to be incorporated in appropriate documentation under the circumstances, in an effort to perfect such statement of rights to Fujitsu's reasonable satisfaction. Such documentation will include a provision that if Fujitsu declines to acquire such shares: (x) the seller shall be entitled to sell such shares at the reported price, but not less than the reported price, within ninety (90) days after the end of the period within which Fujitsu may exercise its right to acquire such shares, (y) Fujitsu will consent to the assignment of JV's interest under the Land Lease, and (z) Fujitsu shall give such consents as may be required to continue to operate the facility; provided, however, that Fujitsu will not be required to incur any expense or obligation in order to carry out the provisions of this sentence.

     Section 4.3  Transfer of Shares;
                  Right of First Refusal.

          A.  Except as otherwise explicitly provided in Section
4.2 or 7.5, no share or any interest therein in JV shall be validly sold, transferred or otherwise disposed of for consideration or otherwise, and no purported transferee shall be recognized as a shareholder of JV for any purpose whatsoever unless such transfer is in accordance with this Section 4.3.

          B. Neither party shall pledge or otherwise encumber any of its shares or any interest therein in JV at any time without the prior written consent of the other party.

          C. Neither party shall sell or transfer any shares in JV for a period of five (5) years following the Effective Date. In the event that either party (the "Selling Party") desires to sell or transfer its shares in JV following such five (5)-year period, it shall first offer to sell the shares to the other party (the "Nonselling Party") and, upon the request of such Nonselling Party, to any third party designated by such Nonselling Party, at a price equal to the lower of (i) [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] or (ii) [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]. No owner of JV shares may sell or transfer less than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of its shares in JV.

          D. (i) A Nonselling Party to which an offer is made pursuant to Section 4.3.C. above and/or any third party designated by such Nonselling Party, shall have one hundred and twenty (120) days from the date of receipt of the offer, during which period such Nonselling Party shall have reasonable access to JV's books and records, within which to accept such offer.

              (ii) In the event that the Nonselling Party and/or its designee do not accept the offer to purchase all of the Selling Party's shares, the Selling Party may, within ninety (90) days following the expiration of such one hundred and twenty
(120) day period, seek the Board of Directors' approval, by not less than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] votes, of a sale or transfer of its shares to a specified third party; provided, however, that in the event that a sale or transfer to such third party is proposed on terms less favorable to the Selling Party than the terms of the offer made pursuant to Section 4.3.C. above, the Nonselling Party and/or a third party designated by such Nonselling Party shall have the right to purchase the shares on such less favorable terms, which right may be exercised by notice to the Selling Party within fourteen (14) days following the date on which such sale or transfer is proposed to the Board of Directors.

              (iii) In the event that the Nonselling Party and/or its designee elects to purchase the Selling Party's shares pursuant to Section 4.3.D. (i) or (ii), payment shall be made within sixty (60) days of such election.

          E. It shall be a condition to any sale or transfer to any third party other than a third party designated by the Nonselling Party that such third party upon request of the Nonselling Party shall become a party to this Agreement, the Joint Development Agreement, the Joint Venture License Agreement and/or any other agreements, and assume such obligations reasonably deemed by the Nonselling Party to be necessary in light of the identity and nature of the new shareholder.

          F. In the event that either party transfers its shares in JV pursuant to this Section 4.3, the Nonselling Party shall have the right to terminate this Agreement and/or either or both of the Investment Agreements.

          G.  All offers and acceptances pursuant to this Section
4.3 shall be made by written notice to the other party.

     Section 4.4 Transfer of Fujitsu Employees. Fujitsu shall have the right to designate Fujitsu employees to be transferred to JV and to determine when such transferred employees shall return to Fujitsu. AMD acknowledges and agrees that JV shall accept and release such employees in accordance with Fujitsu's instructions. It is understood that any retirement allowance payments made to such employees will be prorated between JV and Fujitsu based on total years of service.

     Section 4.5 Transfer and Assignment of AMD Employees. AMD may transfer or assign its personnel to JV [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION], subject to the approval of the full-time standing directors, such approval not to be unreasonably withheld. [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

     Section 4.6  Confidentiality.
          A. Except as expressly authorized by the other party, each party agrees not to disclose, use or permit the disclosure or use by others of any Confidential Information unless and to the extent such Confidential Information (i) is not marked or designated in writing as confidential and is provided for a purpose that reasonably contemplates disclosure to or use by others, (ii) becomes a matter of public knowledge through no action or inaction of the party receiving the Confidential Information, (iii) was in the receiving party's possession before receipt from the party providing such Confidential Information,
(iv) is rightfully received by the receiving party from a third party without any duty of confidentiality, (v) is disclosed to a third party by the party providing the Confidential Information without a duty of confidentiality on the third party, (vi) is disclosed by the receiving party despite the exercise of the same degree of care used by the receiving party to safeguard its own similar Confidential Information, but the receiving party shall take all necessary action to prevent any further disclosure,
(vii) is disclosed with the prior written approval of the party providing such Confidential Information, or (viii) is independently developed by the receiving party without any use of the other party's Confidential Information. Information shall not be deemed to be available to the general public for the purpose of the exclusion (ii) above with respect to each party
(x) merely because it is embraced by more general information in the prior possession of recipient or others, or (y) merely because it is expressed in public literature in general terms not specifically in accordance with the Confidential Information.

          B. In furtherance, and not in limitation of the foregoing Section 4.6.A., each party agrees to do the following with respect to any such Confidential Information: (i) exercise the same degree of care to safeguard the confidentiality of, and prevent the unauthorized use of, such information as that party exercises to safeguard the confidentiality of its own Confidential Information; (ii) restrict disclosure of such information to those of its employees and agents who have a "need to know", and (iii) instruct and require such employees, sublicensees, and agents to maintain the confidentiality of such information and not to use such Confidential Information except as expressly permitted herein. Each party further agrees not to remove or destroy any proprietary or confidential legends or markings placed upon any documentation or other materials.

          C. The foregoing confidentiality obligation shall also apply to the contents of this Agreement.

          D. The obligations under this Section 4.6 shall not prevent the parties from disclosing the Confidential Information or terms of this Agreement to any Governmental Authority as required by law (provided that the party intending to make such disclosure in such circumstances has given the other party prompt notice prior to making such disclosure so that the other party may seek a protective order or other appropriate remedy prior to such disclosure and cooperates fully with such other party in seeking such order or remedy).

          E. Notwithstanding anything else contained herein, either party may disclose the catalog specifications generated under Section 5.3(a) of the Joint Development Agreement to its potential customers.

          F. The obligations under this Section 4.6 shall apply with respect to any Confidential Information for a period of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] years from the date of disclosure of such Confidential Information to the other party, unless with respect to any particular Confidential Information the providing party in good faith notifies the receiving party that a longer period shall apply, in which case the obligations under this Section 4.6 with respect to such Confidential Information shall apply for such longer period.

 Article 5.  ASSOCIATED AGREEMENTS.

     The following associated agreements (the "Associated
Agreements") shall be entered into on or prior to the Effective
Date; provided, however, that the Joint Venture License Agreement only shall be entered into as soon after the Effective Date as is reasonably practicable:

          A.  A Joint Development Agreement between AMD and
Fujitsu dated as of March 1993 providing for the joint development of integrated circuit devices (the "Joint Development
Agreement").

          B. A Technology Cross-License Agreement between AMD and Fujitsu dated as of March 1993 providing for the cross-licensing of certain of the parties' respective proprietary semiconductor related intellectual property rights (the
"Technology Cross-License Agreement").

          C.  A Joint Venture License Agreement among AMD,
Fujitsu and JV dated as of March 1993 (or promptly thereafter) providing for the license by the parties to JV of certain proprietary technologies and sublicensable technologies necessary for manufacturing JV Products (the "Joint Venture License
Agreement").

          D. An Investment Agreement between AMD and Fujitsu dated as of March 1993 providing for the purchase of stock in AMD by Fujitsu (the "Fujitsu Investment Agreement").

          E. An Investment Agreement between Fujitsu and AMD dated as of March 1993 providing for the purchase of stock in Fujitsu by AMD (the "AMD Investment Agreement," collectively with the Fujitsu Investment Agreement, the "Investment Agreements").

          F. Those certain letters from AMD to Fujitsu, signed by both parties and dated as of March 1993, setting forth the parties' agreement as to certain matters including the Governmental Approvals referenced in Section 1.13 of this Agreement.

 Article 6.  REPRESENTATIONS AND WARRANTIES

     Section 6.1  Representations and Warranties of Fujitsu.
Fujitsu hereby represents and warrants to AMD, as of the date hereof and as of the Effective Date, as follows:

          A. Corporate Organization; Etc. Fujitsu is a corporation duly organized and validly existing under the laws of Japan.

          B. Authorization; Etc. Fujitsu has full corporate power and authority to enter into this Agreement and those of the Associated Agreements to which it is a party and to carry out the transactions contemplated hereby and thereby. Fujitsu has taken all action required by law, its articles of incorporation or otherwise to authorize the execution and delivery of this Agreement and those of the Associated Agreements to which it is a party. Each of this Agreement and the Associated Agreements to which it is a party is or will be the valid and binding obligation of Fujitsu, subject to receipt of necessary Governmental Approvals, enforceable in accordance with its respective terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          C. No Violation. Neither the execution and delivery by Fujitsu of this Agreement and those of the Associated Agreements to which it is a party, nor the consummation of the transactions contemplated hereby and thereby, will (i) conflict with or result in a breach of any provision of Fujitsu's articles of incorporation, (ii) conflict with or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or assets of Fujitsu pursuant to, or otherwise require the consent of any person under, any agreement or obligation to which Fujitsu is a party or by which any of its properties or assets may be bound, or (iii) violate or conflict with any Applicable Law applicable to Fujitsu or any of its properties or assets, subject to obtaining the requisite Governmental Approvals.

          D. Consents and Approvals of Governmental Authorities. Except for the Governmental Approvals, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be obtained by Fujitsu in connection with the execution, delivery and performance of this Agreement and those of the Associated Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby.

          E. Regulatory Applications. The information provided by Fujitsu for use in the applications for the Governmental Approvals will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 6.2 Representations and Warranties of AMD. AMD hereby represents and warrants to Fujitsu, as of the date hereof and as of the Effective Date, as follows:

          A. Corporate Organization; Etc. AMD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          B. Authorization; Etc. AMD has full corporate power and authority to enter into this Agreement and those of the Associated Agreements to which it is a party and to carry out the transactions contemplated hereby and thereby. AMD has taken all actions required by law, its certificate of incorporation and bylaws or otherwise to authorize the execution and delivery of this Agreement and those of the Associated Agreements to which it is a party. Each of the Associated Agreements to which it is a party and this Agreement is or will be the valid and binding obligation of AMD, subject to receipt of necessary Governmental Approvals, enforceable in accordance with their respective terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          C. No Violation. Neither the execution and delivery by AMD of this Agreement and those of the Associated Agreements to which it is a party, nor the consummation of the transactions contemplated hereby and thereby, will (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of AMD, (ii) conflict with or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or assets of AMD pursuant to, or otherwise require the consent of any person under, any agreement or obligation to which AMD is a party or by which any of its properties or assets may be bound, or
(iii) violate or conflict with any Applicable Law applicable to AMD or any of its properties or assets, subject to obtaining the requisite Governmental Approvals.

          D. Consents and Approvals of Governmental Authorities. Except for the Governmental Approvals, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be obtained by AMD in connection with the execution, delivery and performance of this Agreement and those of the Associated Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby.

          E. Regulatory Applications. The information provided by AMD for use in the applications for the Governmental Approvals will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

 Article 7.  TERM AND TERMINATION.

     Section 7.1 Effective Date. This Agreement shall come into force on the Effective Date. If the Effective Date does not occur within one (1) year of the date hereof, unless otherwise agreed by the parties, either party may terminate this Agreement effective upon written notice to the other party.

     Section 7.2  Term.  The term of this Agreement shall
continue for so long as JV remains in existence, unless earlier terminated by mutual agreement of the parties or as provided herein.

     Section 7.3 Triggering Events. The occurrence of any of the following events shall constitute a triggering event ("Triggering Event") hereunder on the part of the party with respect to which such event occurs ("Triggering Party"); and each party shall inform the other party in writing of the occurrence of any Triggering Event when known to such party.

          A. A material breach of this Agreement, the AMD Investment Agreement, the Fujitsu Investment Agreement, the Joint Development Agreement or the Joint Venture License Agreement by the Triggering Party, or a material misrepresentation by the Triggering Party with respect to any condition, warranty, representation or agreement contained in this Agreement, the AMD Investment Agreement, the Fujitsu Investment Agreement, the Joint Development Agreement or the Joint Venture License Agreement is not cured within ninety (90) days after the Triggering Party receives written notice thereof from the non-Triggering Party; provided that failure by either party to comply with the terms of
Section 4.1.E. shall not be considered a material default until the earlier of (a) an aggregate of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] months of delay, or (b) the non-complying party is in default of a payment obligation that allows creditors to accelerate the maturity date of indebtedness in an amount in excess of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of such party's shareholders' equity.

          B. A Triggering Party becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, or composition for the benefit of creditors, which petition or proceeding is not dismissed within sixty (60) days after filing.

          C. A Triggering Party assigns all or substantially all of the assets of its semiconductor business to any third party, or incurs in one transaction or series of related transactions a change in ownership of more than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of its capital stock.

          D. A third party (other than a bank, insurance company or other financial or investment company or institution) acquires a greater than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] ownership interest in a Triggering Party and either a seat on the board of directors or a position of management in such party where such acquisition of ownership and management position or seat on the board of directors in such Triggering Party is judged by the non-Triggering Party after careful consideration to be detrimental.

          E. The Percentage Interest of the Triggering Party falls to one third (1/3), or less.

          F.  A change occurs in the management of the Triggering
Party as a result of a proxy solicitation contest, which change is judged by the non-Triggering Party after careful consideration to be detrimental to the affairs of JV.

     Section 7.4. Causes of Dissolution.

     JV shall be dissolved if:

          A.  A Triggering Event has occurred and the non-
Triggering Party elects to dissolve JV as provided in
Section 7.5.A.(ii)

          B.  The parties mutually agree to dissolve JV.

     Section 7.5. Election of Non-Triggering Party.

          A.  Upon the occurrence of a Triggering Event, the non-
Triggering Party shall have the right:

                (i) to acquire the Triggering Party's shares of JV at a price equal to the lesser of (a) [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] or (b) [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION];

               (ii)  to dissolve JV;
              (iii)  to terminate this Agreement;
               (iv) to terminate either or both of the Investment Agreements; and/or

                (v) to pursue any other right or remedy available to it.

          B.  [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

          C. The non-Triggering Party may exercise its rights pursuant to Section 7.5.A. and/or Section 7.5.B. at any time within one hundred and eighty (180) days after becoming aware of a Triggering Event.

     Section 7.6 Noncompetition; Nonsolicitation. If either party sells its shares in JV within ten (10) years after the Effective Date, whether pursuant to Section 4.3 or
Section 7.5.A., for a period of two (2) years following such sale, such party shall be precluded from (a) manufacturing any EPROM or Flash Memory device that is or may be competitive with JV and is manufactured using wafer processes with geometries of
0.5 micron or less and that embodies, incorporates or is subject to any intellectual property right owned by the other party or developed pursuant to the Joint Development Agreement or the Joint Venture License Agreement, or (b) employing, soliciting for employment or recommending for employment any person employed by JV (excluding employees transferred to JV from either Fujitsu or AMD who return to the party that transferred him or her). So long as a party holds shares in JV, except as otherwise agreed by the parties, such party shall be prohibited from (x) manufacturing any EPROM or Flash Memory device that is or may be competitive with JV and is manufactured using wafer processes with geometries of 0.5 micron or less, or (y) employing, soliciting for employment or recommending for employment any person employed by JV (excluding employees transferred to JV from either Fujitsu or AMD who return to the party that transferred him or her). Notwithstanding the foregoing, if either party sells its shares in JV, whether pursuant to Section 4.3 or
Section 7.5.A., such party shall be entitled to continue to receive JV Products from JV and to sell JV Products to the extent necessary in order to fulfill such party's commitments pursuant to purchase orders issued by such party's customers and accepted by such party prior to the date on which such party ceased to be a shareholder.

     Section 7.7. Name. In the event that either party sells its shares in JV, whether pursuant to Section 4.3 or
Section 7.5.A., the name of JV shall promptly be amended to eliminate any reference to such party.

     Section 7.8. Rights Under Associated Agreements. The rights and obligations of any Triggering Party under any of the Associated Agreements, and any other agreements ancillary to JV's operation, shall be specified in those agreements.

 Article 8.  MISCELLANEOUS.

     Section 8.1. Force Majeure. Neither party shall be liable for failure to perform, in whole or in material part, its obligations under this Agreement or any Associated Agreement if such failure is caused by any event or condition not existing as of the date of this Agreement and not reasonably within the control of the affected party, including without limitation, by fire, flood, typhoon, earthquake, explosion, strikes, labor troubles or other industrial disturbances, unavoidable accidents, war (declared or undeclared), acts of terrorism, sabotage, embargoes, blockage, acts of Governmental Authorities, riots, insurrections, or any other cause beyond the control of the parties; provided, that the affected party promptly notifies the other party of the occurrence of the event of force majeure and takes all reasonable steps necessary to resume performance of its obligations so interfered with.

     Section 8.2. Assignment. Neither this Agreement nor any of the rights and obligations created hereunder may be assigned, transferred, pledged, or otherwise encumbered or disposed of, in whole or in part, whether voluntary or by operation of law, or otherwise, by either party without the prior written consent of the other party; provided, however, that each party may assign its rights to acquire and hold shares in JV to a wholly-owned subsidiary of such party so long as such assignee remains wholly-owned, directly or indirectly, by such party. No such assignment shall relieve the assigning party of any of its obligations hereunder. This Agreement and the Associated Agreements shall inure to the benefit of and be binding upon the parties' permitted successors and assigns.

     Section 8.3. Survival. If a party sells all of its shares in JV, or if JV is dissolved, or if this Agreement is terminated, the obligations hereunder of each party to the other and to JV will terminate, except that the obligations of the parties pursuant to Sections 2.5 ("Reimbursement of Incorporation Expenses"), 4.2.B. ("Land Lease"), 4.3 ("Transfer of Shares; Right of First Refusal"), 7.6 ("Noncompetition; Nonsolicitation"), 8.3 ("Survival"), 8.4 ("Notices"), 8.6 ("Arbitration"), 8.7 ("Entire Agreement"), 8.8 ("Modification"),
8.11 ("No Waiver"), 8.12 ("Governing Law"), 8.13 ("Language"),
8.15 ("No Third Party Beneficiaries"), and Article 6 ("Representations and Warranties") shall survive indefinitely the termination of this Agreement. The obligations of the parties pursuant to Section 4.6 ("Confidentiality") shall survive as provided in Section 4.6.F.

     Section 8.4. Notices. All notices and communications required, made or permitted hereunder shall be in writing and shall be delivered by hand or by messenger, or by recognized courier service (with written receipt confirming delivery), or by postage prepaid, return receipt requested, registered or certified airmail, addressed:


If to AMD:

Advanced Micro Devices, Inc.
915 De Guigne Drive
Sunnyvale, CA 94086, USA
Attn:  Mr. Gene Conner
       Senior Vice President,
       Operations

with a copy to:
     Thomas W. Armstrong, Esq.
     Vice President, General
     Counsel and Secretary

If to Fujitsu:

Fujitsu Limited
Furukawa Sogo Building
6-1, Marunouchi 2-chome
Chiyoda-ku, Tokyo 100, Japan
Attn:  Mr. Hirohiko Kondo
       General Manager
       Electronic Devices
       Marketing Division



with a copy to:
     Fujitsu Limited
     Marunouchi Center Bldg.
     6-1, Marunouchi 1-chome
     Chiyoda-ku, Tokyo 100, Japan
     Attn:  Mr. Gen Iseki
            General Manager
            Legal Division


     Each such notice or other communication shall for all purposes hereunder be treated as effective or as having been given as follows: (i) if delivered in person, when delivered,
(ii) if sent by airmail, at the earlier of its receipt or at 5 p.m. local time of the recipient, on the seventh day after deposit in a regularly maintained receptacle for the deposit of airmail, and (iii) if sent by a recognized courier service, on the date shown in the written confirmation of delivery issued by such delivery service. Either party may change the address(es) and/or addressee(s) to whom notice may be given by giving notice pursuant to this section at least seven (7) days prior to the date the change becomes effective.

     Section 8.5. Export Control. Without in any way limiting the provisions of this Agreement, each of the parties agrees that no products procured from or technical information disclosed by the other party or JV under this Agreement are intended to or shall be exported or re-exported, directly or indirectly, to any destination restricted or prohibited by Applicable Law without necessary authorization by the Governmental Authorities.

     Section 8.6.  Arbitration.

          A. Any and all disputes arising under or affecting this Agreement shall be resolved exclusively by confidential arbitration pursuant to the rules of the Japan Commercial Arbitration Association in Tokyo, Japan, or such other location as may be agreed between the parties; provided, however, that the arbitrators shall be empowered to hold hearings at other locations within and without Japan. Each of the parties shall designate one arbitrator and the two arbitrators so designated shall select the third arbitrator. Arbitration proceedings shall be conducted in English with simultaneous translation into Japanese. Among the remedies available to them, the arbitrators shall be authorized to order the specific performance of provisions of this Agreement and of the Associated Agreements. The judgment upon award of the arbitrators shall be final and binding and may be enforced in any court of competent jurisdiction including any court of competent jurisdiction in the United States or Japan, and each of the parties hereto unconditionally submits to the jurisdiction of such court for the purpose of any proceeding seeking such enforcement. Subject only to the provisions of Applicable Law, the procedure described in this Section 8.6 shall be the exclusive means of resolving disputes arising under or affecting this Agreement.

          B. All papers, documents or evidence, whether written or oral, filed with or presented to the panel of arbitrators shall be deemed by the parties and by the arbitrators to be Confidential Information. No party or arbitrator shall disclose in whole or in part to any other person any Confidential Information submitted in connection with the arbitration proceedings, except to the extent reasonably necessary to assist counsel in the arbitration or preparation for arbitration of the dispute. Confidential Information may be disclosed (i) to attorneys, (ii) to parties, and (iii) to outside experts requested by either party's counsel to furnish technical or expert services or to give testimony at the arbitration proceedings, subject, in the case of such experts, to execution of a legally binding written statement that such expert is fully familiar with the terms of this Section, agrees to comply with the confidentiality terms of this Section, and will not use any Confidential Information disclosed to such expert for personal or business advantage.

     Section 8.7. Entire Agreement. This Agreement, the Associated Agreements and the exhibits hereto and thereto, embody the entire agreement and understanding between the parties with respect to the subject matter hereof, superseding, as of the Effective Date, all previous and contemporaneous communications, representations, agreements and understandings, whether written or oral, in existence on the date this Agreement is executed, including without limitation that certain Memorandum of Understanding between Fujitsu and AMD dated July 13, 1992 and the Nondisclosure Agreements. Neither party has relied upon any representation or warranty of the other party except as expressly set forth herein or in the Associated Agreements.

     Section 8.8.  Modification.  This Agreement and the
surviving provisions thereof may not be modified or amended, in whole or part, except by a writing executed by duly authorized representatives of both parties.

     Section 8.9. Announcement. The parties may announce the existence of the parties' relationship and this Agreement at a time to be mutually determined. Neither party shall unreasonably withhold its consent to a time proposed by the other party.

     Section 8.10. Severability. If any term or provision of this Agreement shall be determined to be invalid or unenforceable under Applicable Law, such provision shall be deemed severed from this Agreement, and a reasonable valid provision to be mutually agreed upon shall be substituted. In the event that no reasonable valid provision can be so substituted, the remaining provisions of this Agreement shall remain in full force and effect, and shall be construed and interpreted in a manner that corresponds as far as possible with the intentions of the parties as expressed in this Agreement.

     Section 8.11. No Waiver. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

     Section 8.12. Governing Law. The validity, construction, performance and enforceability of this Agreement shall be governed in all respects by the laws of Japan.

     Section 8.13. Language. This Agreement, and the exhibits and schedules hereto, except for the Articles of Incorporation and the Regulations of the Board of Directors, are in the English language, which language shall be controlling in all respects. The Articles of Incorporation and the Regulations of the Board of Directors are in the Japanese language, which language shall be controlling in all respects.

     Section 8.14. No Agency. This Agreement shall not constitute an appointment of either party as the legal representative or agent of the other party, nor shall either party have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, in the name or on behalf of, the other party. Nothing herein or in the transactions contemplated by this Agreement shall be construed as, or deemed to be, the formation of a partnership by or among the parties hereto.

     Section 8.15. No Third Party Beneficiaries. No provisions of this Agreement or any of the Associated Agreements are intended to, or shall be construed to, confer upon or give to any person other than the parties hereto and thereto, any rights, remedies or other benefits under or by reason of this Agreement or any Associated Agreement.

     Section 8.16. Headings. The section and other headings contained in this Agreement are for convenience of reference only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

     Section 8.17. Construction and Reference. Words used in this Agreement, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context shall require. Unless otherwise specified, all references in this Agreement to Sections are deemed references to be corresponding Sections in this Agreement, and all references in this Agreement to Exhibits are references to the corresponding Exhibits attached to this Agreement.

     Section 8.18. Governmental Approvals. Each of the parties shall use its reasonable best efforts to obtain all Governmental
Approvals and shall cooperate with the other in good faith.

     Section 8.19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date set forth above.

ADVANCED MICRO DEVICES, INC.       FUJITSU LIMITED


/s/  W.J. SANDERS III               /s/  TADASHI SEKIZAWA
____________________________       ___________________________
By:  W.J. Sanders III              By:  Tadashi Sekizawa
Title:  Chairman and CEO           Title:  President


Date:  March 18, 1993              Date:  March 30, 1993

                                   EXHIBITS



EXHIBIT A-1
          Articles of Incorporation
          (Japanese language)

EXHIBIT A-2
          Articles of Incorporation
          (English translation)

EXHIBIT B-1
          Regulations of the Board of Directors (Japanese language)

EXHIBIT B-2
          Regulations of the Board of Directors (English translation)

                                                        Exhibit 10.27(a)
                        SUBSTITUTE EXHIBIT A-1

        Exhibit A-1 to the Joint Venture Agreement is a Japanese language document. The registrant represents that Exhibit A-2 to the Joint Venuture Agreement constitutes a fair and accurate English translation of Exhibit A-1.


                                     ADVANCED MICRO DEVICES, INC.

                                     By: /s/  MARVIN D. BURKETT
                                     ---------------------------------------
                                              Marvin D. Burkett
                                         Its: Senior Vice President
                                              Chief Administrative Officer
                                              and Secretary, Chief Financial
                                              Officer and Treasurer

                                                                     EXHIBIT A-2
                            10-K Exhibit 10.27(a)

(TRANSLATION)

                          ARTICLES OF INCORPORATION

                                      OF

                        FUJITSU AMD SEMICONDUCTOR K.K.

                        Chapter 1   General Provisions


Article 1      (Name)

          The name of the Company shall be Fujitsu AMD
Semiconductor Kabushiki Kaisha in Japanese and Fujitsu AMD
Semiconductor Limited in English.

Article 2      (Object)

          The object of the Company shall be to engage in the following businesses:

          (1) Manufacture and sales of semiconductor integrated circuits

          (2) All business incidental to or associated with the preceding Item

Article 3      (Location of Head Office)

          The Company shall have its head office in Kawasaki-shi, Kanagawa-ken.

Article 4      (Method of Public Notice)

          Public notice of the Company shall be made in the Official Gazette (Kampo).

                              Chapter 2   Shares

Article 5      (Number of Authorized Shares)

          The total number of shares authorized to be issued by the Company shall be eight thousand (8,000).

Article 6      (Par Value)

          All shares to be issued by the Company shall be par value common stock. The par value of each share shall be fifty thousand yen (#50,000).

Article 7      (Kinds of Share Certificates)

          Kinds of share certificates to be issued by the Company shall be determined by the Board of Directors.

Article 8      (Restriction on Transfer of Shares)

          Transfer of shares of the Company shall be subject to the approval of [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of the entire Board of Directors.

Article 9      (Pre-emptive Right)

          1. The shareholders shall have the pre-emptive right to subscribe to new shares if new shares are issued.

          2. The pre-emptive right in the preceding Paragraph shall not be transferable separately from shares.

Article 10     (Registration of Transfer of Shares, etc.)

          Procedures of registration of transfer of shares, registration or cancellation of a pledge, registration or cancellation of a trust, re-issuance of share certificates or other matters relating to shares of the Company shall be determined by the Board of Directors.

Article 11      (Registration of Shareholders, etc.)

          Shareholders, pledgees, trustees or their statutory representatives shall notify the Company of their names, addresses and seal impressions (specimen signature in case of a foreigner with the custom of signature), or of any change to the foregoing.

Article 12     (Record Date and Suspension of Entry to
               Register of Shareholders)

          1. The shareholders whose names are registered in the register of shareholders at the end of each business term shall be deemed to have the voting rights at the ordinary general meeting of shareholders for such business term.

          2. If necessity arises, the Company may, in accordance with a resolution of the Board of Directors and after giving public notice, set up a record date, whereby the shareholders or pledgees who are registered at the record date shall have such rights.

          3. In addition to the preceding Paragraphs and if necessity arises, the Company may, in accordance with a resolution of the Board of Directors and after giving public notice, suspend entry to the register of shareholders for a certain period not exceeding three (3) months.

                 Chapter 3   General Meeting of Shareholders

Article 13     (Convocation)

          1. An ordinary general meeting of shareholders shall be convened within three (3) months after the end of each business term, and an extraordinary general meeting of shareholders may be convened from time to time if necessity arises.

          2. Meetings of Shareholders shall be convened by the Chairman or the Vice Chairman in accordance with resolutions of the Board of Directors.

Article 14     (Place)

          Meetings of Shareholders shall be held in the area where the head office of the Company is located or at any other place if agreed in writing by all shareholders.

Article 15     (Presiding Officer)

          The Director-Chairman shall be the presiding officer of a general meeting of shareholders. In the event that the Director-Chairman is unable to perform his or her duties, Director-Vice Chairman shall act in his or her place.

Article 16     (Notice)

          1. Notice calling a general meeting of shareholders shall be dispatched to each shareholder at least one month before the day set for such meeting. The notice shall contain date, time, place and agenda for the meeting.

          2. The notice shall be prepared both in Japanese and English and shall be dispatched to the registered address of each shareholder by registered mail. In case of shareholders not residing in Japan, the notice shall be dispatched by registered airmail.

          3. The notice period provided for in Paragraph 1 may be shortened to the period provided in the Commercial Code, if all shareholders agree in writing.

Article 17     (Quorum)

          The quorum of general meetings of shareholders shall be attendance of shareholders having in total two thirds or more of the total issued and outstanding common shares.

Article 18      (Ordinary Resolutions)

          Except as otherwise provided in laws or in Article 19 of these Articles of Incorporation, resolutions at a general meeting of shareholders shall be adopted by a majority of the voting shares represented by the shareholders present.

Article 19     (Special Resolutions)

          The following resolutions shall be made by the vote of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION] the total issued and outstanding common shares.

     (1)  [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
          WITH THE SECURITIES AND EXCHANGE COMMISSION]

     (2)  [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
          WITH THE SECURITIES AND EXCHANGE COMMISSION]

Article 20     (Proxy)

          An individual acting as a proxy for a shareholder shall, on a meeting-by-meeting basis, file a proxy with the Company.

          Chapter 4   Directors and Board of Directors

Article 21     (Number of Directors)

          1.   The Company shall have [CONFIDENTIAL INFORMATION
OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION] Directors.

          2. In case of vacancy caused by resignation or otherwise, an extraordinary general meeting shall be promptly convened in accordance with Articles 13 and 16 of these Articles of Incorporation to fill the vacancy.

Article 22     (Election)

          1. The Directors shall be elected at a general meeting of shareholders under Article 19 of these Articles of Incorporation.

          2. The Directors shall not be elected by a method of cumulative voting.

Article 23     (Term of Office)

          1. The term of office of a Director shall expire at the close of the ordinary general meeting of shareholders covering the last business term within one (1) year after his or her assumption of office.

          2. The term of office of a Director elected to fill a vacancy shall be the remainder of the term of office of his or her predecessor; and provided further that the term of office of a newly added Director shall be the remainder of the term of office of the other Directors.

Article 24     (Remuneration)

          Remuneration of the Directors shall be determined by a resolution of shareholders at a general meeting of shareholders.

Article 25     (Representative Directors and Directors with
               Special Title)

          1. The Company shall, by a resolution of the Board of Directors, elect one (1) Chairman and one (1) Vice Chairman from among the Directors. In case of necessity of business, the Company may have a President, Vice President(s), Executive
Managing Director(s) or Managing Director(s).

          2.   The Chairman and Vice Chairman shall be
Representative Directors. The Board of Directors may appoint one or more Representative Directors from among the Directors with special title provided for in the preceding Paragraph.

          3. Representative Directors shall represent the Company and execute the Company's business in accordance with resolutions of the Board of Directors. Director-Chairman shall have the exclusive authority to operate day-to-day business, and may delegate such authority to a full-time standing (Jokin) Director provided for in the following Paragraph.

          4.   Except for Director-Chairman and Director-Vice
Chairman, all Directors with special title are elected from among the full-time standing Directors.

Article 26     (Person to Convene)

          The Director-Chairman, Director-Vice Chairman or two
(2) Directors may convene a meeting of the Board of Directors.

Article 27     (Presiding Officer)

          The Director-Chairman shall be the presiding officer of a meeting of the Board of Directors. If the Director-Chairman is unable to perform his or her duties, Director-Vice Chairman shall act in his or her place.

Article 28     (Notice)

          1. Notice calling a meeting of the Board of Directors shall be dispatched to each Director at least two (2) weeks before the date set for such meeting. The notice shall contain date, time, place and agenda for the meeting.

          2. The notice shall be prepared both in Japanese and English and shall be dispatched by registered mail. In case of Directors not residing in Japan, the notice shall be dispatched by registered airmail.

          3. The notice period provided for in Paragraph 1 may be shortened or dispensed with, if all Directors agree in writing.

Article 29     (Place)

          Meetings of the Board of Directors shall be held in the area where the head office of the Company is located or at any other place if agreed in writing by all Directors.

Article 30     (Resolutions)

          1. Except as provided for by law or by the Articles of Incorporation, the matters relating to the Board of Directors shall be governed by the Regulations of the Board of Directors.

          2. Resolutions of the Board shall be adopted by a majority vote of the Directors present at a meeting at which two-thirds or more of all Directors are present.

                        Chapter 5   Statutory Auditors

Article 31     (Number of Statutory Auditors)

          The Company shall have two (2) Statutory Auditors.

Article 32     (Election)

          The Statutory Auditors shall be elected by a resolution of shareholders at a general meeting of shareholders in accordance with Article 19 of these Articles of Incorporation.

Article 33     (Term of Office)

          1. The term of office of a Statutory Auditor shall expire at the close of the ordinary general meeting of shareholders covering the last business term within two (2) years after his or her assumption of office.

          2. The term of office of a Statutory Auditor elected to fill a vacancy shall be the remainder of the term of office of his or her predecessor.

Article 34     (Full-time Standing Statutory Auditor)

          The Statutory Auditors shall elect from among themselves a full-time standing (Jokin) Statutory Auditor.

Article 35     (Remuneration)

          Remuneration of the Statutory Auditors shall be determined by a resolution of shareholders at a general meeting of shareholders.

                            Chapter 6   Accounting

Article 36     (Business Term)

          The business term of the Company shall commence on April 1 of each year and shall end on March 31 of the following year.

Article 37     (Dividends)

          Dividends shall be paid to the shareholders and registered pledgees entered in the register of shareholders as of the closing date of each business term of the Company.

                     Chapter 7   Supplementary Provisions

Article 38 (The total number of Shares to be Issued at Time of Incorporation)

          The total number of shares which the Company shall issue at the time of the incorporation shall be two thousand (2,000), and all such shares shall be common shares with par value. The issue price per share of the above-mentioned shares shall be fifty thousand yen ($50,000 Yen).

Article 39     (First Business Term)

          The first business term of the Company shall, notwithstanding Article 36 of these Articles of Incorporation, commence on the date of incorporation of the Company and shall end on March 31, 1994.

Article 40     (Initial Term of Office of Directors and
               Statutory Auditors)

          The term of office of the initial Directors and Statutory Auditors shall, notwithstanding Articles 23 and 33 of these Articles of Incorporation, expire at the close of the ordinary general meeting of shareholders covering the last business term within one (1) year after their assumption of office.

Article 41     (Name and Address of Promoter)

          The name and address of the promoter and the number of shares subscribed for by the promoter are as follows:

Name and Address of Promoter      Number of Share
- ----------------------------      ---------------
     Hirohiko Kondo                     1
     2-16-1 Tamanawa, Kamakura-shi
     Kanagawa, Japan


          In order to certify the incorporation of Fujitsu AMD
Semiconductor K.K., these Articles of Incorporation have been prepared and the promoter has affixed his seal hereto.


                                                    , 1993
                              ----------------------
                              Promoter: Hirohiko Kondo

                                                     10-K Exhibit 10.27(a)

                          SUBSTITUTE EXHIBIT B-1

        Exhibit B-1 to the Joint Venture Agreement is a Japanese language document. The registrant represents that Exhibit B-2 to the Joint Venture Agreement constitutes a fair and accurate English translation of Exhibit B-1.


                                       ADVANCED MICRO DEVICES, INC.

                                       By:  /s/  MARVIN D. BURKETT
                                       ________________________________________
                                                 Marvin D. Burkett
                                            Its: Senior Vice President,
                                                 Chief Administrative Officer
                                                 and Secretary, Chief Financial
                                                 Officer and Treasurer

                                                                     EXHIBIT B-2
                             10-K Exhibit 10.27(a)
(TRANSLATION)

                       FUJITSU AMD SEMICONDUCTOR LIMITED
                     REGULATIONS OF THE BOARD OF DIRECTORS

                                                 As effective on           ,1993

(Purpose)

Article 1.

          Except as provided for by laws and ordinances or the Articles of Incorporation, the matters relating to the Board of Directors shall be governed by these Regulations.

(Composition)
Article 2.

          The Board of Directors shall consist of all the Directors.

(Representative Directors and Directors with Titles)
Article 3.

          1. A Chairman and a Vice Chairman, each of whom shall be a Representative Director, shall be elected from among the Directors.

          2. Two Full-time Standing Directors (Jookin Torishimariyaku) shall be elected from among the Directors.

          3. One or more additional Representative Directors may be elected from among the Full-time Standing Directors.

(Person to Convene)
Article 4.

          A meeting of the Board of Directors may be convened by the Chairman, the Vice-Chairman, or any two Directors acting together.

(Presiding Officer)
Article 5.

          1. The Chairman will act as the presiding officer (Gicho) of all meetings of the Board of Directors; provided that, if the office of the Chairman is vacant or the Chairman is unable to attend the meeting, the Vice Chairman will act as the presiding officer.

          2. A meeting of the Board of Directors shall be presided over by the presiding officer.

          3. In case the presiding officer mentioned in the foregoing Paragraph is unable to act, one of the other Directors will act in his place in accordance with the order previously fixed by a resolution of the Board of Directors.

(Kind of Meetings)
Article 6.

          Meetings of the Board of Directors shall be ordinary meetings and extraordinary meetings.

(Ordinary Meetings)
Article 7.

          An ordinary meeting of the Board of Directors shall be held once each quarter.

(Extraordinary Meetings)
Article 8.

          1. Extraordinary meetings of the Board of Directors shall be convened whenever necessary.

          2. Any Director may ask the Chairman or the Vice Chairman to convene an extraordinary meeting showing the agenda and reason to convene a meeting.

(Notices of Convocation of Meetings)
Article 9.

          Notices of convocation of meetings of the Board of Directors shall be sent in the manner provided for in the Articles of Incorporation.

(Method of Resolutions)
Article 10.

          Resolutions of the Board of Directors shall be adopted by the affirmative vote of a majority of the members of the Board of Directors present at a meeting where not less than two-thirds (2/3) of all Directors are present.

(Interpreters)
Article 11.

          Interpreters may attend meetings of the Board of Directors upon the request of one of the Directors.

(Postponement of Meetings of Board of Directors)
Article 12.

          1. If the number in attendance at a meeting of the Board of Directors properly convened is less than the number required for voting as specified in Articles 10, the presiding officer of the meeting of the Board of Directors can postpone the meeting of the Board of Directors, specifying a date at least fourteen (14) days after the date of issuance of the postponement notices specified in Paragraph 2 of this Article.

          2. In the case of postponement specified in the preceding Paragraph, the presiding officer shall, within two (2) business days after the date when it was decided to postpone the meeting, issue a written notice to each Director, stating the date, time and place of reconvocation of the postponed meeting of the Board of Directors. The provisions of Article 9 shall be applicable with the necessary modifications to the notices in question. However, it shall be required that the entire text of the notices in question must be transmitted by telegram simultaneously to each Director.

(Minutes of Meetings)
Article 13.

          Outlines of the deliberations of meetings of the Board of Directors as well as their results shall be recorded in minutes of meetings in both Japanese and English. The presiding officer and all the Directors who attended each meeting shall affix their signatures or their names and seals to them, and they shall be retained by the Company.